UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)               May 22, 2008

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code             (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

At the Cephalon, Inc. (the “Company”) Annual Meeting of Stockholders held on May 22, 2008 (the “Annual Meeting”), the stockholders of the Company approved an amendment (the “Amendment”) to the Company’s 2004 Equity Compensation Plan (the “Plan”) to increase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), authorized for issuance under the Plan by 1,500,000 shares, from 12,450,000 shares to 13,950,000 shares.  The Amendment also provides that no more than 500,000 shares of Common Stock may be issued pursuant to employee stock awards that are granted under the Plan after May 22, 2008.  Finally, the Amendment provides the Compensation Committee of the Company’s Board of Directors with the flexibility to grant employee stock awards that qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Amendment approved by the stockholders at the Annual Meeting, along with all prior amendments approved since the last restatement of the Plan in March 2003, have been incorporated into an amended and restated Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document

10.1	Cephalon, Inc. 2004 Equity Compensation Plan, as amended and restated, effective as of May 23, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: May 22, 2008	By:	/s/ Gerald J. Pappert
Gerald J. Pappert
Executive Vice President, General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Cephalon, Inc. 2004 Equity Compensation Plan, as amended and restated, effective as of May 23, 2008.